UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026
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KOPPERS HOLDINGS INC.
(Exact name of registrant as specified in its charter)
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Pennsylvania	1-32737	20-1878963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania		15219
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (412) 227-2001
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KOP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 8, 2026, Koppers Holdings Inc. (the “Company” or “we”) issued a press release announcing first quarter of 2026 results. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.1 and is furnished herewith.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On May 8, 2026, the Company announced that it has made a conditional decision to discontinue distillation and chemical manufacturing operations at its facility in Stickney, Illinois, subject to the satisfaction of any bargaining obligations that might exist with the union that represents certain employees at that facility.
The conditional decision, which is pending negotiations and consultation with the union, was driven by challenging market conditions over the past decade, including unit operating costs outpacing our ability to capture higher pricing, reduced raw material supply from North American steel manufacturers, and increased capital requirements and, if finalized, will affect approximately 85 employees. The Company anticipates winding down the remaining distillation and chemical production activities by December 31, 2026, pending discussions with the union. The Company is tentatively targeting fourth quarter 2026 for shifting production to its coal tar distillation facility located in Nyborg, Denmark. As part of this conditional decision, the Company is continuing to evaluate potentially appropriate uses for the Stickney facility following the end of production activities.
The Company expects this action to result in pre-tax charges to earnings of $227 million to $262 million through the end of 2029, approximately $170 million to $195 million of which constitutes non-cash charges and approximately $57 million to $67 million of which constitutes cash expenditures. Estimates of the total pre-tax amount for each major type of cost associated with the discontinuation plan are: (i) retention and severance costs of approximately $5 million (including both for salaried and union employees, and pending negotiations and consultation with the union), (ii) accelerated depreciation and asset write-down costs of approximately $170 million to $195 million, and (iii) plant cleaning, waste disposal and demolition costs of approximately $52 million to $62 million.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
We held our Annual Meeting of Shareholders on May 7, 2026 (the “Annual Meeting”). At the Annual Meeting, our shareholders approved the First Amendment (the “First Amendment”) to the Koppers Holdings Inc. Amended and Restated Employee Stock Purchase Plan (the “ESPP”).
A summary of the ESPP, as amended by the First Amendment, was included in our definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2026 (the “2026 Proxy Statement”) under the section titled “Proxy Item 2 — Proposal to Approve an Amendment to Our Amended and Restated Employee Stock Purchase Plan” and is incorporated herein by reference. The summary of the ESPP, as amended by the First Amendment, contained in the 2026 Proxy Statement is qualified in its entirety by reference to the full text of the ESPP, which is filed as Exhibit 10.2 to our Current Report on Form 8-K filed on May 7, 2021, and the First Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 5.07 Submission of Matters to a Vote of Security Holders.
Four matters were considered and voted upon at the Annual Meeting: (1) the election of eight persons to serve on our Board of Directors; (2) the approval of the First Amendment; (3) an advisory resolution to approve named executive officer compensation; and (4) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2026.

Election of Directors: Nominations of Leroy M. Ball, Xudong Feng, Ph.D., Traci L. Jensen, David L. Motley, Laura J. Posadas, Andrew D. Sandifer, Nishan J. Vartanian and Sonja M. Wilkerson to serve as directors for one-year terms expiring in 2027 were considered, and all nominees were elected. All nominees received a majority of votes cast. The final voting results are as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Leroy M. Ball	16,337,493	502,140	18,955	1,565,136
Xudong Feng, Ph.D.	16,387,087	452,617	18,884	1,565,136
Traci L. Jensen	16,500,802	342,155	15,631	1,565,136
David L. Motley	16,473,001	376,227	9,360	1,565,136
Laura J. Posadas	16,671,236	177,480	9,872	1,565,136
Andrew D. Sandifer	16,533,530	309,746	15,312	1,565,136
Nishan J. Vartanian	16,675,722	175,606	7,260	1,565,136
Sonja M. Wilkerson	16,355,301	484,637	18,650	1,565,136
Approval of the First Amendment to the Koppers Holdings Inc. Amended and Restated Employee Stock Purchase Plan: The proposal to approve the First Amendment to the Koppers Holdings Inc. Amended and Restated Employee Stock Purchase Plan was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
16,814,348	37,136	7,104	1,565,136
Advisory Resolution to Approve Named Executive Officer Compensation: The advisory resolution approving the compensation of our named executive officers as disclosed in the Notice of Annual Meeting and Proxy Statement for the 2026 Annual Meeting was approved. The final voting results are as follows:

For	Against	Abstain	Broker Non-Votes
16,543,516	241,120	73,952	1,565,136
Ratification of Appointment of KPMG LLP: The Audit Committee of our Board of Directors appointed KPMG LLP as our independent registered public accounting firm for fiscal year 2026. The final voting results to ratify the appointment of KPMG LLP are as follows:

For	Against	Abstain
18,118,616	287,217	17,891
There were no broker non-votes with respect to this matter.
Item 7.01 Regulation FD Disclosure.
The Company issued a press release on May 8, 2026 announcing the conditional plan to discontinue distillation and chemical manufacturing operations activities at its facility in Stickney, Illinois. A copy of the press release is included in this Current Report on Form 8-K as Exhibit 99.2 and is furnished herewith.
The information in Items 2.02 and 7.01 above, including Exhibits 99.1 and 99.2 attached to this Current Report on Form 8-K, are being furnished under Items 2.02 and 7.01 of Form 8-K. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Safe Harbor Statement
The statements made in this Form 8-K regarding the conditional decision to discontinue operations at the facility in Stickney, Illinois, the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and the expected cash outlays constitute forward looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including, but not limited to, the satisfaction of any bargaining obligations with the union that represents certain employees at the facility; the finalization of employee retention and severance arrangements; the finalization of the accounting impact of the closure; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; and other factors and risks discussed in the Company’s latest Annual Report on Form 10-K. In addition, the forward-looking statements represent estimates only as of the date of filing this Current Report on Form 8-K and should not be relied upon as representing estimates as of any subsequent date. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

10.1	First Amendment to the Koppers Holdings Inc. Amended and Restated Employee Stock Purchase Plan (Incorporated by reference to Exhibit 99.2 to our Registration Statement on Form S-8 filed on May 8, 2026 (File No. 333-295681)).
99.1	Press Release announcing first quarter earnings, dated May 8, 2026
99.2	Press Release announcing conditional plan to discontinue operations at Stickney, Illinois facility, dated May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 8, 2026

KOPPERS HOLDINGS INC.

By:	/s/ BRADLEY A. PEARCE
Bradley A. Pearce
Interim Chief Financial Officer and Treasurer and Chief Accounting Officer